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                                 HOME EQUITY LOAN-BACKED TERM NOTES, GMACM SERIES 2001-CL1 GROUP 1
                                             PAYMENT DATE         02/25/2004

SERVICING CERTIFICATE
Beginning Pool Balance                                                  59,217,144.10
Beginning PFA                                                                    0.00
Ending Pool Balance                                                     56,992,718.75
Ending PFA Balance                                                                  -
Principal Collections                                                    1,859,165.61
Principal Draws                                                                     -
Net Principal Collections                                                1,859,165.61
Active Loan Count                                                               2,345

Interest Collections                                                       714,641.04

Weighted Average Net Loan Rate                                              15.24714%
Substitution Adjustment Amount                                                   0.00

            EGINNING           ENDING                                                                   INTEREST        SECURITY
TERM NOTES  BALANCE            BALANCE        FACTOR        PRINCIPAL      NTEREST        SHORTFALLS        %           COUPON
----------  -------            -------        ------        ---------      --------       ----------        -           ------
Class A-1                0.00            0.00    0.0000000             0.00        0.00            0.00            0        1.350%
Class A-2                0.00            0.00    0.0000000             0.00        0.00            0.00            0        4.990%
Class A-3       13,466,328.37   11,241,903.02    0.2789139     2,224,425.35   71,708.20            0.00  0.073843779        6.390%
Class M1        15,776,000.00   15,776,000.00    1.0000000             0.00   92,815.47            0.00  0.103626535        7.060%
Class M2        11,832,000.00   11,832,000.00    1.0000000             0.00   73,062.60            0.00  0.077719901        7.410%
Class B          9,466,000.00    9,466,000.00    1.0000000             0.00   62,317.83            0.00  0.062178548        7.900%

Certificates   -                  -             -               -             49,477.20        -            -              -

Beginning Overcollateralization Amount                                   8,676,815.73
Overcollateralization Amount Increase (Decrease)                                 0.00
Outstanding Overcollateralization Amount                                 8,676,815.73
Overcollateralization Target Amount                                      8,676,815.73

Credit Enhancement Draw Amount                                                   0.00
Unreimbursed Prior Draws                                                         0.00


                                                                                                NUMBER              PERCENT
                                                                              BALANCE          OF LOANS           OF BALANCE
Delinquent Loans (30 Days)*                                              2,320,870.92             98                 4.07%
Delinquent Loans (60 Days)*                                              1,468,944.53             56                 2.58%
Delinquent Loans (90 Days)*                                              1,210,364.38             44                 2.12%
Delinquent Loans (120 Days)*                                               942,905.25             39                 1.65%
Delinquent Loans (150 Days)*                                               536,693.23             25                 0.94%
Delinquent Loans (180 Days)*                                                        -             0                  0.00%
Foreclosed Loans                                                                    -             0                  0.00%
REO                                                                              0.00             0                  0.00%

* Delinquency Figures Include Foreclosures, REO and Bankruptcy

                                                           LIQUIDATION TO-DATE
Beginning Loss Amount                                                   10,478,681.56
Current Month Loss Amount                                                  365,259.74
Current Month Principal Recovery                                             9,194.28
Net Ending Loss Amount                                                  10,834,747.02                  0.09

                                                          NET RECOVERIES TO DATE
Beginning Net Principal Recovery Amount                                    568,309.22
Current Month Net Principal Recovery Amount                                  9,194.28
Ending Net Principal Recovery Amount                                       577,503.50

                                                                SPECIAL HAZARD                      FRAUD             BANKRUPTCY
Beginning Amount                                                                 0.00               0.00                  0.00
Current Month Loss Amount                                                        0.00               0.00                  0.00
Ending Amount                                                                       -                  -                     -

Liquidation Loss Distribution Amounts                                            0.00
Extraordinary Event Losses                                                       0.00
Excess Loss Amounts                                                              0.00

CAPITALIZED INTEREST ACCOUNT
Beginning Balance                                                                0.00
Withdraw relating to Collection Period                                           0.00
Ending Capitalized Interest Acct. Balance to GMAC                                0.00
Interest Earned (Zero, Paid to Funding Account)                                 0.00
                                                                                ----
Total Ending Capitalized Interest Account Balance as of Payment Date             0.00
Interest earned for Collection Period                                            0.00
Interest withdrawn related to prior Collection Period                            0.00

PREFUNDING ACCOUNT
Beginning Balance                                                                0.00
Additional Purchases during Revolving Period                                     0.00
Ending Prefunding Account Balance to Noteholders                                 0.00
Excess of Draws over Principal Collections                                      0.00
                                                                                ----
Total Ending Balance as of Payment Date                                          0.00
Interest earned for Collection Period                                            0.00
Interest withdrawn related to prior Collection Period                            0.00

Current Month Repurchases Units                                                    13
Current Month Repurchases ($)                                              254,521.29
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